EXHIBIT 99.1


                                               MAILING ADDRESS
                                               P.O. Box 3165
 [COMPANY LOGO]                                Harrisburg, PA  17105

                                               GENERAL OFFICE
                                               30 Hunter Lane
 PRESS RELEASE                                 Camp Hill, PA  17011
 For Further Information Contact:

 INVESTORS:                                    MEDIA:
 Doug Wilburne                                 Karen Rugen
 (717) 975-3710                                (717) 730-7766


              RITE AID RECEIVES CONSENT FROM PUBLIC DEBT HOLDERS
              TO DEFER FINANCIAL REPORTING THROUGH JULY 11, 2000


           Camp Hill, PA, January 26, 2000--Rite Aid Corporation (NYSE, PSE:
 RAD) today announced that it has received the required approvals from the holders of its public debt to implement a deferred financial reporting program through July 11, 2000.

           The company announced earlier this month that it had received agreements from the lenders under its credit facilities and other financing arrangements to implement the deferred financial reporting program. As a result of obtaining approvals from both its lenders and public debt holders, the company has eliminated the possibility that a default could have arisen on account of the financial reporting covenants in any of its credit facilities and its public debt documents.

           The deferred financial reporting program gives the Company's new management team and its new auditors, Deloitte & Touche, LLP, time to fully review the Company's historical financial information, conclude the previously announced reaudits for the Company's 1997-1999 fiscal years, and complete audited financial statements for the Company's 2000 fiscal year ending February 26, 2000.

           Bob Miller, Rite Aid chairman and chief executive officer, said, "We appreciate the strong support we have received from both our public debt holders and lenders to implement this deferred financial reporting program. Their support gives us adequate time to review historical financial matters and allows us to focus on managing our business successfully."

           Rite Aid is one of the nation's leading drugstore chains with annual revenues of approximately $13 billion and approximately 3,800 stores in 30 states and the District of Columbia. Rite Aid owns PCS Health Systems, Inc., which provides pharmacy benefit management programs and services that can help improve patient health and reduce health care costs. Rite Aid also owns approximately 22 percent of drugstore.com, a leading online source for health, beauty and pharmacy products. Information about Rite Aid, including corporate background and press releases, can be found at the Company's Web site at http://www.riteaid.com.

           This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the preparation of restated historic financial statements, final audit adjustments, completion of the SEC's review of the Company's financial reporting and the impact of possible asset sales or other corporate transactions which the Company is currently considering but the consummation of which is not assured. Additional factors could include competitive pricing pressures, third party prescription reimbursement levels, continued consolidation of the drugstore industry, consumer preferences, regulatory changes governing pharmacy practices, general economic conditions, inflation, merchandise supply constraints, interest rate movements, access to capital, the development of the Internet market for pharmaceuticals, availability of real estate, construction and start-up of drugstore and distribution center facilities, and the effects of technological difficulties. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.